EXHIBIT 3.1.29
ADMITTED PARTNERS OF
BRANDYWINE OPERATING PARTNERSHIP, L.P.
AS OF DECEMBER 31, 2013
Jack R. Loew
Brandywine Holdings I, Inc.
Brandywine Realty Trust
R. Randle Scarborough
Steven L. Shapiro
Brookstone Investors, LLC
Brookstone Holdings of Delaware 4, LLC
Brookstone Holdings of Delaware 5, LLC
Brookstone Holdings of Delaware 6, LLC
Hirshman Family Trust
Trust UTW of Theodore Geffner
Gloria Kantor
Helen Geffner
Howard Kantor
Leo Guthart
William H. Goodwin, Jr.
TRC Associates Limited Partnership
The F.M. (Bruce) Brusseau Trust
Newport National Corporation
Scott R. Brusseau
D. Kent Dahlke
Kenneth L. Hatfield
Michael G. Tombari
James J. Gorman
Christopher J. Knauer
The Jon Q. Reynolds and Ann S. Reynolds Family Trust
The David A. Brown Family Trust
The Revocable Trust Declaration of Thomas K. Terrill and Susan Jean Terrill
The Redford Family Trust
The Judith B. Brown 1992 Trust
The Peter M. Reynolds and Christina A. Reynolds Family Trust
C. Thomas Martz
Karen Leigh Brown
Tara Lynne Brown
Kristen Ann Brown
The Reynolds Family Partners
GENERAL PARTNER
Brandywine Realty Trust